Exhibit 10.50

Document Prepared by: Jomarie T. Andrews, Esq.

When Recorded, Return to:

Hinckley Allen
20 Church Street
Hartford, CT  06103-1221
Attention: Jomarie T. Andrews, Esq.

Tel: (860) 331-2748

Parcel Address: 5210 Jaindl Boulevard, Bethlehem (Northampton County), Pennsylvania

PIN: L6 16 4M 0214

OPEN-END MORTGAGE, ASSIGNMENT OF LEASES
AND RENTS AND SECURITY AGREEMENT

by

RIVERBEND HANOVER PROPERTIES I LLC

as Mortgagor

to and for the benefit of

WEBSTER BANK, NATIONAL ASSOCIATION

as Mortgagee

Dated:  November 14, 2016 and effective as of November 17, 2016

OPEN-END MORTGAGE, ASSIGNMENT OF LEASES
AND RENTS AND SECURITY AGREEMENT

THIS IS AN OPEN-END MORTGAGE UNDER 42 PA.C.S. § 8143 WHICH SECURES FUTURE ADVANCES. THE MAXIMUM AMOUNT SECURED BY THIS MORTGAGE IS $26,724,948.03, PLUS ACCRUED AND UNPAID INTEREST.  THIS MORTGAGE FURTHER SECURES ALL ADVANCES AUTHORIZED UNDER 42 PA.C.S. § 8144.  MORTGAGOR WAIVES AND RELEASES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHTS WHICH IT MAY HAVE TO SEND A WRITTEN NOTICE PURSUANT TO 42 PA.C.S. §8143(c).

THIS OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Mortgage”), made as of November 14 , 2016 and effective November 17, 2016, by RIVERBEND HANOVER PROPERTIES I LLC,  a Pennsylvania limited liability company with an address of 204 West Newberry Road, Bloomfield, Connecticut 06002 (the “Mortgagor”), to and for the benefit of WEBSTER BANK, NATIONAL ASSOCIATION,  a  national association having a place of business at CityPlace II, 185 Asylum Street, Hartford, Connecticut 06103 (together with its successors, transferees and assigns, (“Mortgagee”).

W I T N E S S E T H:

To secure the payment of a certain loan (the “Loan”) in the maximum principal amount of up to TWENTY SIX MILLION SEVEN HUNDRED TWENTY FOUR THOUSAND NINE HUNDRED FORTY EIGHT AND 03/100 DOLLARS ($26,724,948.03) (the “Loan”), in lawful money of the United States of America, by and among Mortgagor and Mortgagee, which Loan is evidenced by and is to be paid with interest according to a certain Promissory Note, dated as of the date hereof (as amended, modified, renewed or restated, and together with any substitutes or replacements) (the “Note”), made by Mortgagor to Mortgagee and all other sums due hereunder, under the other Loan Documents and under the Note (said indebtedness and interest due under the Note and all other sums due hereunder, under the Note and the other Loan Documents being hereinafter collectively referred to as the “Debt”), Mortgagor, intending to be legally bound, has deeded, mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby deed, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate with mortgage covenants unto Mortgagee, all right, title and interest of Mortgagor in that certain real property described in Exhibit A attached hereto (the “Mortgaged Property”) and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the “Improvements”);

TOGETHER WITH:  all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Mortgaged Property, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the “Mortgaged Property”):

(a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Mortgaged Property and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Mortgaged Property, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtsey and rights of curtsey, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Mortgaged Property and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b) all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor, if any, and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Mortgaged Property and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Mortgaged Property and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Mortgaged Property and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation, enjoyment and occupancy of the Mortgaged Property and the Improvements (hereinafter collectively referred to as the “Equipment”), including any leases of any of the foregoing, any deposits existing at any time in connection with any of the foregoing, and the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment that may be subject to any “security interests” as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Mortgage;

(c) all awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Mortgaged Property and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property and Improvements;

(d) all leases, tenancies, licenses, subleases, assignments and/or rental or occupancy agreements and other agreements or arrangements (including, without limitation, any and all guarantees of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Mortgaged Property and the Improvements, including any extensions, renewals, modifications or amendments thereof (collectively, the “Leases”) and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas and coal or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Mortgaged Property and the Improvements, all

receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the possession, use and occupancy of all or any portion of the Mortgaged Property and the Improvements or personalty located thereon, or rendering of services by Mortgagor or any operator or manager of the commercial space located in the Improvements or acquired from others, license, lease, sublease and concession fees and rentals, and proceeds, if any, from business interruption or other loss of income insurance and any other items of revenue which would be included in operating revenues under the Uniform System (as defined in the Loan Agreement) (the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

(e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

(f) all accounts, receivables, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, consents, licenses, management agreements, franchise agreements, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Mortgaged Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the “Intangibles”); and

(g) any and all proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Debt and the performance of Mortgagor’s obligations under the Loan Documents.

TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, forever;

WITH POWER OF SALE, if and to the extent permitted by applicable law, to secure the payment to Mortgagee of the Debt at the time and in the manner provided for its payment in the Note and in this Mortgage;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note and in the other Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

THIS IS AN OPEN‑END MORTGAGE AND SECURITY AGREEMENT pursuant to 42 Pa.C.S. §8143, and secures, inter alia, present and future advances made by Mortgagee pursuant to the Loan Documents and this Mortgage, plus accrued and unpaid interest.  The priority of such future advances shall relate back to the date of this Mortgage, or to such later date as required by applicable law.  This Mortgage also secures advances made by Mortgagee pursuant to 42 Pa.C.S. §8144, for the payment of taxes, assessments, maintenance charges, insurance premiums and other costs incurred by Mortgagee for the protection of the Mortgaged Property or the lien of this Mortgage, and expenses incurred by Mortgagee by reason of the occurrence of an Event of Default, and the priority of such advances, costs and expenses shall also relate back to the date of this Mortgage, or to such later date as required by applicable law;

AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements.  Mortgagor shall pay the Debt at the time and in the manner provided in the Note and in this Mortgage.  All the covenants, conditions and agreements contained in (a) the Note, and (b) the other Loan Documents are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

2. Warranty of Title.  Mortgagor warrants that Mortgagor is the fee simple owner of the Mortgaged Property and has good and marketable title to the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to deed, encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possesses a fee estate in the Mortgaged Property and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances and that this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to encumbrances listed in the loan title insurance policy delivered in connection with the Loan (the “Permitted Encumbrances”).  Mortgagor represents and warrants that none of the Permitted Encumbrances will, individually or in the aggregate, materially and adversely affect (i) Mortgagor’s ability to pay in full in a timely manner its obligations, including, without limitation, the Debt, (ii) the use of the Mortgaged Property for the use currently being made thereof, (iii) the operation of the Mortgaged Property for the operation currently being made thereof, or (iv) the value of the Mortgaged Property.  Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

3. Insurance.  The Mortgagor shall keep the Mortgaged Property insured for the benefit of the Mortgagee against loss or damage by fire and available extended coverage risks, as may be required by the Mortgagee from time to time, and provided coverage of not less than the coverage encompassed by Fire, Extended Coverage, and Vandalism and Malicious Mischief perils broadened to include the so-called "All Risk of Physical Loss", all in a format approved by the Mortgagee and in sufficient amounts to prevent the application of any insurance policy co-insurance contribution on any loss and shall in no event be less than the full face amount of the

Note.  Policies shall be written on a Builder's Risk, Completed Value, non-reporting form which shall include coverage therein for "completion and/or Mortgaged Property occupancy" only if improvements being made to the Mortgaged Property are so substantial as to require such coverage in addition to Mortgagor’s extended coverage policy. All insurance herein provided for shall be obtained by the Mortgagor (notwithstanding the procurement of other insurance policies by other persons or parties and relating to the Mortgaged Property) and carried in companies reasonably approved by the Mortgagee, and all policies, including additional and renewal policies, marked “premiums paid” and containing an agreement by the insurer that the policy shall not be canceled or materially changed without at least thirty (30) days' prior written notice to the Mortgagee, the policy, or any duplicate original policy, shall be delivered to the Mortgagee, and all renewal policies, including additional and renewals, modifications and extensions thereof, shall be deposited with the Mortgagee throughout the life of the loan and shall be payable, in case of loss or damage, to the Mortgagee as the first mortgagee, and shall contain the standard non-contributing mortgagee clause entitling the Mortgagee to collect all proceeds payable under all such insurance, as well as standard waiver of subrogation endorsement, and waiver of other endorsements, as the Mortgagee may require, all to be in form acceptable to the Mortgagee.  In the event of any material loss, the Mortgagor will give immediate notice to the Mortgagee.  The Mortgagor hereby authorizes the Mortgagee, at its option, to collect, adjust and compromise any losses under any of the insurance policies, to endorse the Mortgagor's name on any document or instrument in payment of any insured loss and, after deducting the costs of collection, to apply the proceeds, at the Mortgagee's sole option, as follows:  (i) as a credit upon the indebtedness secured hereby, whether or not the same shall be then due and payable, in which event, the lien of this Mortgage shall be affected only by a reduction thereof in any amount equal to the amount so applied as a credit, or (ii) to repairing or restoring the Mortgaged Property or any part thereof, in which event, the Mortgagee shall not be obligated to see to the proper application thereof, nor shall the amount so released or used be deemed a payment on any indebtedness secured hereby.  The Mortgagor shall obtain, carry and maintain comprehensive general liability insurance covering the Mortgaged Property in an amount of no less than One Million Dollars ($1,000,000) bodily injury and/or property damage, per occurrence, and Demolition Insurance in the event that all buildings on the Mortgaged Property cannot always be automatically rebuilt to the same specifications, and in the same location in the case of all types of destruction, regardless of magnitude.  Mortgagor shall provide Mortgagee with a Certificate of Insurance containing a provision designating the Mortgagee as an additional insured party and providing for not less than thirty (30) days written notice to the Mortgagee prior to any material change or cancellation of liability insurance for other than non-payment, and ten (10) days written notice to the Mortgagee prior to any cancellation for non-payment.  Insurance may be provided under a blanket policy to satisfy the requirements of this Section; provided that evidence of applicability of coverages to the Mortgaged Property is provided.

Notwithstanding the foregoing and provided Mortgagor is not in default under the Note or this Mortgage Deed, and further provided that Mortgagee is satisfied that there is no legal impediment to the building and improvements being rebuilt or repaired and that there are sufficient insurance proceeds or other funds available from Mortgagor for reconstruction, Mortgagee shall receive all insurance proceeds to be held and thereafter advanced to Mortgagor to pay for the cost of the improvements on the Mortgaged Property in installments as the work progresses, the time and amount of each advance and upon such other terms relating to such reconstruction as are satisfactory to the Mortgagee in its reasonable discretion.

4. Payment of Impositions and Other Charges.  Mortgagor shall pay all taxes, assessments, water rates, sewer rents, utility charges and other charges, and any liens prior to the lien of this Mortgage now or hereafter assessed or liens on or levied against the Mortgaged Property or any part thereof, and in case of default in the payment thereof when the same shall be due and payable, it shall be lawful for the Mortgagee, without notice or demand, to pay the same or any of them; and the monies paid by the Mortgagee in discharge of taxes, assessments, water rates, sewer rents, utility charges and other charges, and prior liens shall be a lien on the Premises added to the amount of said Note or obligation and secured by this Mortgage, payable on demand, with interest at the rate set forth in the Note secured hereby from the time of payment of the same; and upon request of the Mortgagee, the Mortgagor shall exhibit to the Mortgagee receipts for the payment of all items specified in this Paragraph prior to the date when the same shall become delinquent.

5. Tax Escrow.  Upon occurrence and continuance of any Event of Default, or if Mortgagor fails to provide Mortgagee with proof of payment within thirty (30) days after the due date of any such taxes, Mortgagor shall pay to the Mortgagee, together with, and in addition to, the monthly installments of interest provided in the Note, on the date provided for the first payment of interest in the Note and on the first day of each month thereafter until the Note has been fully paid, a sum equal to one-twelfth (1/12) of the yearly real property taxes assessed against the Mortgaged Property as estimated by the Mortgagee (in the exercise of its reasonable discretion).  The Mortgagee shall hold said sums in a non-interest-bearing account, in trust, to pay said taxes in the manner and to the extent permitted by law when the same become due and payable in each year.  If the total payments made by the Mortgagor to the Mortgagee on account of said taxes up to the time when the same become due and payable, shall exceed the amount of payment for said taxes actually made by the Mortgagee, such excess shall be credited by the Mortgagee on the next subsequent payment or payments to become due from the Mortgagor to the Mortgagee on account of said taxes.  If, however, said payments shall not be sufficient to pay said taxes when the same become due and payable, then the Mortgagor agrees to pay to the Mortgagee the amount necessary to make up the deficiency upon demand by the Mortgagee.  At any time after the occurrence and during the continuance of any Event of Default (as hereinafter defined), the Mortgagee may, at its option, apply the balance remaining of the sums so accumulated as a credit against the principal or accrued and unpaid interest of the Note, or both.

6. Condemnation.  Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to, or decrease in, value of the Mortgaged Property by any public or quasi-public authority or corporation, the Mortgagor shall continue to pay interest on the entire principal sum then secured and all payments required by the Note and this Mortgage until any such award or payment shall have been actually received by the Mortgagee, and any reduction in the principal sum resulting from the application by the Mortgagee of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such receipt; said award or payment may, at the option of the Mortgagee, be retained and applied by the Mortgagee toward payment of the monies secured by this Mortgage, or be paid over wholly or in part to the Mortgagor for the purpose of altering, restoring or rebuilding any part of the Mortgaged Property which may have been altered, damaged or destroyed as a result of any such taking, alteration of grade or other injury to the Mortgaged Property, or for any other purpose or object satisfactory to the Mortgagee, but the Mortgagee shall not be obligated to see to the application of any amount paid over to the Mortgagor; and that if, prior to the receipt by the Mortgagee of such award or payment, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, the Mortgagee shall have the right to receive said award or payment to the extent of any deficiency found to be due upon such sale, with legal interest thereon. Prior to the occurrence of any Event of Default, and provided that proceeds and other sums available from Mortgagor are sufficient to restore any damage resulting from such taking, Mortgagee agrees that it will permit proceeds of any partial taking to be applied to restoration at the Mortgaged Property.

7. Leases and Rents.  Mortgagor does hereby absolutely and unconditionally assign to Mortgagee, all Mortgagor’s right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only.  Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Mortgagee.  Mortgagor agrees to execute and deliver to Mortgagee such additional instruments, in form and substance reasonably satisfactory to Mortgagee, as may hereafter be reasonably requested by Mortgagee to further evidence and confirm such assignment.  Notwithstanding the provisions of this Section 7, so long as no Event of Default shall have occurred and be continuing under the Loan Documents, Mortgagor shall have the sole but revocable right and license to act as landlord under the Leases and to enforce the covenants of the Leases.  Upon the occurrence and during the continuance of an Event of Default, without the need for notice or demand, the license granted to Mortgagor herein shall automatically be revoked.  Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents.  Any Rents collected after the revocation of the license shall be applied by Mortgagee as determined by Mortgagee in its discretion.  Mortgagor expressly understands that any and all proposed leases are included in the definition of “Lease” or “Leases” as such terms may be used throughout this Mortgage, the Note and the other Loan Documents.  In the event of any conflict between the provisions of this Section 7 and the terms and conditions of that certain Assignment of Leases and Rents from Mortgagor to Mortgagee of even date herewith, the terms and conditions of the Assignment of Leases and Rents shall control.

8. Operation and Maintenance of Mortgaged Property.  The Mortgagor shall maintain the Mortgaged Property in good condition and repair, shall not commit or suffer any waste of the Mortgaged Property, and shall comply with, or cause to be complied with, all statutes, ordinances and requirements of any governmental authority relating to the Mortgaged Property; and the Mortgagor shall promptly repair, restore, replace or rebuild any part of the Mortgaged Property now or hereafter subject to the lien of this Mortgage which may be damaged or destroyed by any casualty whatsoever or which may be affected by any condemnation or eminent domain proceeding.  The Mortgagor shall complete and pay for, within a reasonable time, any structure at any time in the process of construction on the Mortgaged Property; and the Mortgagor shall not initiate, join in, or consent to, any change in any private restrictive covenant or private restrictions limiting or defining the uses which may be made of the Mortgaged

Property or any part thereof, without the written consent of the Mortgagee, which consent shall not be unreasonably withheld or delayed.

9.	Transfer or Encumbrance of the Mortgaged Property.

(a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan, and that Mortgagee will continue to rely on Mortgagor’s ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt.  Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover the Debt by a sale of the Mortgaged Property.  Except as expressly permitted under this Mortgage or under the other Loan Documents, Mortgagor shall not cause or suffer to occur or exist, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, lien or encumbrance (other than Permitted Encumbrances) (collectively, “Transfers”) of (i) all or any part of the Mortgaged Property or (ii) any direct or indirect beneficial ownership interest (in whole or part) in Mortgagor, irrespective of the number of tiers of ownership, without the prior written consent of Mortgagee which consent shall not be unreasonably withheld provided that Griffin Industrial Realty, Inc. or entities controlled by it retain not less than fifty (50%) of the beneficial ownership of Mortgagor .

(b) The occurrence of any Transfer in violation of this Section 9 shall constitute an Event of Default hereunder, whereupon Mortgagee at its option, without being required to demonstrate any actual impairment of its security or any increased risk of default hereunder, may declare the Debt immediately due and payable.

(c) Mortgagee’s consent to one Transfer shall not be deemed to be a waiver of Mortgagee’s right to require such consent to any future occurrence of same.  Any Transfer made in contravention of this paragraph shall be null and void and of no force and effect.

(d) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements. title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval and documentation of any Transfer which requires the consent of Mortgagee.

10.

Financial Covenants.  So long as any sums are due and owing pursuant to the Note, this Mortgage or any other Loan Document securing the loan, Mortgagor shall maintain compliance with the following covenants, each of which be tested annually at the end of each fiscal year, commencing with the first fiscal year which occurs after the fiscal year during which all tenants are paying rent, or 2018, whichever is earlier:

(a)

Mortgagor shall maintain a minimum debt service coverage ratio of 1.25 to 1:00 (the “DSCR”).  The DSCR will be computed based on the net operating income of the Mortgaged Property and the property at 5220 Jaindl Boulevard, Bethlehem,

Pennsylvania (the “Adjacent Premises”) for the preceding fiscal year over debt service due and payable on the Loan during such fiscal year.

(b)	Mortgagor shall maintain a maximum loan to value ratio of seventy (70%) for the Mortgaged Property and the Adjacent Premises combined at all time during the term of the Loan.
11. Financial Reporting. Grantor agrees to provide without expense to Grantee within one hundred twenty (120) days after the end of each fiscal year:
(a)

annual internally generated balance sheet, operating statement and cash flow statements of Mortgagor, certified by an officer of Mortgagor as being true, accurate and complete in all material respects;

(b)	rent rolls for the Mortgaged Property;
(c)	audited financial statements for Griffin Industrial Realty, Inc.;
(d)	and any other information as reasonably requested by Mortgagee, all in form and substance reasonably satisfactory to the Mortgagee.

12. Changes in Laws Regarding Taxation.  If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee’s interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any.  In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable and, provided no Event of Default exists, no Prepayment Charge shall be due in connection therewith.

13. No Credits on Account of the Debt.  Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Impositions or other charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt.  In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable and, provided no Event of Default exists, no Prepayment Charge shall be due in connection therewith.

14. Documentary Stamps.  If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

15. Performance of Other Agreements. Mortgagor shall observe and perform each and every material term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument (including all instruments comprising the Permitted Encumbrances) affecting or pertaining to the Mortgaged Property, and will not suffer or permit any default or event of default (after giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing.

16.	Further Acts.

(a) Mortgagor will, at the sole cost and expense of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby deeded, mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage or for facilitating the sale of the Loan and the Loan Documents as described in subparagraph (b) below.  Mortgagor, on demand, will deliver and hereby authorizes Mortgagee to file in the name of Mortgagor, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property.  Upon foreclosure or the appointment of a receiver, Mortgagor will, at its sole cost and expense, and without expense to Mortgagee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property.  Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this paragraph.

(b) Mortgagee shall have the right to transfer its obligations under this Mortgage and under the other Loan Documents (or may transfer the portion thereof corresponding to the transferred portion of the Debt), and thereafter Mortgagee shall be relieved of any obligations hereunder and under the other Loan Documents arising after the date of said transfer with respect to the transferred interest.

17. Recording of Mortgage, Etc.  Mortgagor, forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, shall cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property.  Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any deed of trust supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any deed of trust supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do.  Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

18. Reporting Requirements.  Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the death, insolvency or bankruptcy filing of any guarantor, general partner or limited partner of Mortgagor.

19. Events of Default.  The Debt shall become immediately due and payable at the option of Mortgagee upon the happening of any Event of Default.  The term “Event of Default” as used in this Mortgage shall include any of the following:

(a)

after default in the payment of: (i)  any periodic installment of principal and/or of interest within five (5) business days after the due date thereof as set forth in the Note, (ii) the outstanding principal balance of the Note, together with interest accrued on the principal balance, at maturity of the Note, or (iii) any other sums to  be paid by Mortgagor under this Mortgage or any of the other Loan Documents, which is not cured within ten (10) days after written notice thereof to Mortgagor; or

(b)	after nonpayment of any tax, water rate or assessment prior to the occurrence of a penalty, additional interest or the acceleration of any future installments; or
(c)	upon default in keeping in force the insurance required herein; or
(d)

after default, after notice and demand, either in delivering the policies of insurance herein described or referred to or in reimbursing the Mortgagee for premiums paid on such insurance, as herein provided; or

(e)

after default for thirty (30) days after notice and demand in the payment of any installment which may then be due or delinquent for any assessment for local improvement for which an official bill has been issued by the appropriate authorities and which may now or hereafter affect the Mortgaged Property and may be or become payable in installments; or

(f)	upon the actual or threatened waste, removal or demolition of, or material alteration to, any part of the Mortgaged Property, except as permitted herein; or
(g)	upon assignment by the Mortgagor of the whole or any part of the rents, income or profits arising from the Mortgaged Property without the written consent of the Mortgagee;
(h)

should the Mortgagor lease, sell, encumber or otherwise convey or transfer any of its interest in or ownership of the Mortgaged Property (other than leases of space in the ordinary course of business on reasonable market terms, and the granting of easements for service to the Mortgaged Property which do not interfere with the location of any buildings or improvements and do not reduce the value of the

Mortgaged Property) without the prior written consent of the Mortgagee, the Mortgagee retains the right to withhold its consent to any transfer and shall not be required to satisfy Mortgagor nor any third party as to the reason for withholding such consent; or

(i)	should the Mortgagor be deprived of either title or possession or control of the Mortgaged Property by process or operation of law or order of court; or
(j)

should the Mortgagor be involved as a debtor pursuant to the bankruptcy laws of the United States or if any proceeding shall be instituted on any lien or mortgage of any kind effecting the Mortgaged Property, or should the Mortgagor be judged to be bankrupt or insolvent, or should a judgment lien, execution or similar process be levied against the Mortgaged Property and any of the aforesaid not be released, unstayed, or otherwise vacated for a period of ninety (90) days; or

(k)

upon default in the observance or performance of any other covenants or agreements of the Mortgagor hereunder or under any other instrument securing the debt or any portion thereof, after notice and failure to cure within thirty (30) days, or such longer period as is reasonably necessary to cure such default, provided that Mortgagor diligently pursues such cure to completion or

(l)	default in the performance of any of Mortgagor's covenants or agreements in any other mortgage or other security instrument on the Mortgaged Property; or
(m)

after default under any other promissory note or evidence of indebtedness by the Mortgagor to the Mortgagee, and if such default continues for a period of thirty (30) days after written notice; or after default beyond applicable notice and cure periods under that certain Open-End Mortgage, Assignment of Leases and Rents and Security Agreement from Riverbend Hanover Properties II LLC to Mortgagee of even date herewith; or

(n)

should any misrepresentation, misstatement or omission of fact, made herein or in any other document or statement given in connection herewith by the Mortgagor, prove to have existed when made in any material respect; or

(o)

upon election by Mortgagee to exercise its right to accelerate maturity of the principal sum pursuant to the provisions of the Note or of any other instrument which may be held by the Mortgagee as additional security for the Note following the occurrence of an Event of Default thereunder (and expiration of any applicable cure period); or

(p)

failure of the Mortgagor to provide financial information or to comply with financial covenants as required pursuant to Sections 10 and 11 of this Mortgage and if such default continues for a period of thirty (30) days after notice; or

(q)	failure of the Mortgagor to provide the Springing Master Lease, if required under the provisions of Section 46 of this Mortgage.

20. Right To Cure Defaults.  Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof.  Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees and disbursements to the extent permitted by law), with interest at the Default Rate (as defined in the Note) for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee, shall constitute a portion of the Debt, shall be secured by this Mortgage and the other Loan Documents and shall be due and payable to Mortgagee upon demand.

21.	Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property by Mortgagee itself or otherwise, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

i. declare the entire Debt to be immediately due and payable;

ii. to the extent permitted by applicable law, institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

iii. with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

iv. if and to the extent permitted by applicable law, sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

v. institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Loan Documents;
vi. to the extent permitted by applicable law, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage;

vii. apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, to the extent permitted by applicable law, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Mortgagor, any guarantor or of any person, firm or other entity liable for the payment of the Debt;

viii. enforce Mortgagee’s interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; and (E) apply the receipts from the Mortgaged Property to the payment of Debt, after deducting therefrom all expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees; or

ix. pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code, including, without limitation, Section 9604(a)(2) of the Uniform Commercial Code.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

(b) The proceeds of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this paragraph or otherwise, shall be applied by Mortgagee to the payment of the Debt in such priority and proportion as Mortgagee in its sole discretion shall deem proper.

(c) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d) Upon the completion of any sale or sales pursuant hereto, Mortgagee (to the extent permitted by law) or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold.  Any sale or sales made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

(e) Upon any sale made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

(f) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

(g) Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this paragraph at any time before the conclusion thereof, as determined in Mortgagee’s sole discretion and without prejudice to Mortgagee.

(h) Mortgagee may resort to any remedies and the security given by the Note, this Mortgage or the other Loan Documents in whole or in part, and in such portions and in such order as determined in Mortgagee’s sole discretion.  No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Mortgage or any of the other Loan Documents.  The failure of Mortgagee to exercise any right, remedy or option provided in the Note, this Mortgage or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Mortgage or the other Loan Documents.  No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor’s liability to pay such obligation.  No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or the liability of Mortgagor to pay the Debt.  No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated.  All reasonable costs and expenses of Mortgagee in exercising its rights and remedies under this paragraph (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Mortgagor immediately upon notice from Mortgagee, with interest at the Default Rate for the period after notice from Mortgagee and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Mortgage.

(i) The interests and rights of Mortgagee under the Note, this Mortgage or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

(j) FOR THE PURPOSE OF PROCURING POSSESSION OF THE MORTGAGED PROPERTY IN THE EVENT OF ANY DEFAULT HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, MORTGAGOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, TO APPEAR FOR MORTGAGOR AND CONFESS JUDGMENT PURSUANT TO APPLICABLE LAW AGAINST MORTGAGOR, AND ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, FOR THE RECOVERY BY MORTGAGEE OF POSSESSION OF THE MORTGAGED PROPERTY, WITHOUT ANY STAY OF EXECUTION, FOR WHICH THIS MORTGAGE, OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER. MORTGAGOR HEREBY RELEASES MORTGAGEE FROM ALL ERRORS AND DEFECTS WHATSOEVER IN ENTERING SUCH JUDGMENT AND IN CAUSING SUCH WRIT OR WRITS TO BE ISSUED, AND HEREBY AGREES THAT NO WRIT OF ERROR, APPEAL, PETITION TO OPEN OR STRIKE OFF JUDGMENT, OR OTHER OBJECTION SHALL BE FILED OR MADE WITH RESPECT THERETO. IF FOR ANY REASON AFTER SUCH JUDGMENT HAS BEEN CONFESSED THE SAME SHALL BE DISCONTINUED OR POSSESSION OF THE MORTGAGED PROPERTY SHALL REMAIN IN OR BE RESTORED TO MORTGAGOR, MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER JUDGMENTS BY CONFESSION AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE MORTGAGED PROPERTY. MORTGAGEE MAY ENTER SUCH JUDGMENT BEFORE OR AFTER THE INSTITUTION OF FORECLOSURE PROCEEDINGS UPON THIS MORTGAGE, OR AFTER JUDGMENT THEREON OR ON THE NOTE, OR AFTER A SALE OF THE MORTGAGED PROPERTY BY THE SHERIFF.

22. Right of Entry.  In addition to any other rights or remedies granted under this Mortgage, Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at any reasonable time during the Term and upon reasonable advance notice to Mortgagor (except following the occurrence and continuance of a default hereunder or under any of the Loan Documents, in which case no such notice shall be required prior to Mortgagee exercising its rights under this Section).  The reasonable cost of such inspections or audits shall be borne by Mortgagor should Mortgagee determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Mortgagee.  The reasonable cost of such inspections, if not paid for by Mortgagor within ten (10) Business Days of demand therefor, may be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate.

23. Security Agreement.  This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code.  The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property.  Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this paragraph the “Collateral”).  Mortgagor hereby agrees with Mortgagee to deliver to Mortgagee, in form and substance reasonably satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee’s security interest herein granted.  This Mortgage shall also constitute a “fixture filing” for the purposes of the Uniform Commercial Code as to all or any items of the Collateral that are or are to become fixtures under the Uniform Commercial Code.  Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage.  If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral.  Upon request or demand of Mortgagee after the occurrence and during the continuance of an Event of Default, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place reasonably acceptable to Mortgagee.  Mortgagor shall pay to Mortgagee within ten (10) Business Days of demand therefor any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral.  Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) Business Days prior to such action, shall constitute commercially reasonable notice to Mortgagor.  The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper.  In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after Mortgagee’s request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee’s lien upon and security interest in the Collateral, and shall pay all reasonable expenses and fees in connection with the filing and recording thereof.  If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem reasonably necessary, and shall pay all reasonable expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor’s obligations or decrease Mortgagor’s rights under the Note, this Mortgage and any of the other Loan Documents.  Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage.

24. Actions and Proceedings.  Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its reasonable discretion, decides should be brought to protect its interest in the Mortgaged Property.  Mortgagee shall, at its option, be subrogated to the lien of any deed of trust or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

25. Recovery of Sums Required to be Paid.  Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

26. Marshalling and Other Matters.  Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein.  Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.  Mortgagee shall not be under any obligation to marshal any assets in favor of any Person or in payment of any of the Debt.

27.	Handicapped Access.

(a) Mortgagor agrees that the Mortgaged Property shall at all times comply, with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively “Access Laws”).

(b) Without limiting the foregoing, Mortgagor shall cause any alterations to the Mortgaged Property to comply with all applicable Access Laws.  The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants.  Mortgagee may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Mortgagee.

(c) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any material complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

28. Indemnification.  In addition to any other indemnifications provided herein or in the other Loan Documents, Mortgagor shall protect, defend, indemnify and save harmless Mortgagee and its successors and assigns, and the officers, directors, stockholders, partners, members, employees, agents, and affiliates of Mortgagee and such successors and assigns (each an “Indemnified Party”) from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements), imposed upon or incurred by or asserted against any Indemnified Party by reason of: (a) ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) any failure of the Mortgaged Property or the Improvements to comply with any applicable law, statute, code, ordinance, rule or regulation including, without limitation, any Access Laws; (g) any default by Mortgagor under this Mortgage or any of the other Loan Documents; (h) any actions taken by any Indemnified Party in the enforcement of this Mortgage and other Loan Documents in accordance with their respective terms; (i) any representation or warranty made in the Note, this Mortgage or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made; (j) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Mortgagee with respect thereto; and (k) the claims of any lessee of any or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease (collectively, the “Indemnified Liabilities”), provided that Mortgagor shall not have an obligation to an Indemnified Party hereunder with respect to the Indemnified Liabilities arising from the fraud, gross negligence or willful misconduct of such Indemnified Party as determined by a court of competent jurisdiction.  Any amounts payable to Mortgagee by reason of the application of this paragraph shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid.  The obligations and liabilities of Mortgagor under this paragraph shall survive the termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

29. Notices. Any notice, including all notices given by Mortgagor to Mortgagee pursuant to 42 Pa.C.S. § 8143(c), demand, statement, request or consent made hereunder shall be in writing, addressed to the intended recipient at its address set forth on page 1 of this Mortgage, and shall be made and deemed given in accordance with the terms of this Mortgage. All notices pursuant to 42 Pa.C.S. §8143(b) or (d) must be addressed to Mortgagee at its address set forth on page 1 of this Mortgage.

30. Authority.  (a)  Mortgagor (and the undersigned representative of Mortgagor, if any) represent and warrant that it (or they, as the case may be) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to deed, mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor’s part to be performed; and (b) Mortgagor represents and warrants that Mortgagor is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

31. Non-Waiver.  The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage.  Any consent or approval by Mortgagee in any single instance shall not be deemed or construed to be Mortgagee’s consent or approval in any like matter arising at a subsequent date.  Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or any guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note, or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or any of the other Loan Documents.  Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its sole discretion, may elect.  Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage.  The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

32. No Oral Change.  This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

33. Liability. Subject to the provisions hereof requiring Mortgagee’s consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

34. Inapplicable Provisions.  If any term, covenant or condition of the Note or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Note and this Mortgage shall be construed without such provision.

35. Headings, Etc.  The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

36. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

37. Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word “Mortgagor” shall mean “Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein,” the word “Mortgagee” shall mean “Mortgagee and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Mortgage,” the word “person” shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words “Mortgaged Property” shall include any portion of the Mortgaged Property and any interest therein and the words “attorneys’ fees” shall include any and all reasonable attorneys’ fees, paralegal and law clerk fees, including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

38. Homestead.  Mortgagor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part hereof.

39. Assignments.  Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation.  Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

40. Waiver of Jury Trial.  EACH OF MORTGAGOR AND MORTGAGEE HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR AND MORTGAGEE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH OF MORTGAGOR AND MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

41. Amendments.  Mortgagor and Mortgagee reserve the right to modify this Mortgage or the obligations it secures, and this Mortgage as so modified will retain priority even if the modification is materially prejudicial to the holders of junior interests in the Mortgaged Property.  Mortgagor and Mortgagee agree that changes in the interest rate, amortization and maturity date of the Loan, alone or in combination will not be materially prejudicial to the holders of junior interests in the Mortgaged Property.  By accepting, acquiring or holding a junior interest in the Mortgaged Property, the holder thereof agrees to be bound by this paragraph.

42.	Miscellaneous.

(a) NOTICE. THIS DOCUMENT MAY NOT/DOES NOT SELL, MORTGAGE, GRANT, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL, AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND, THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT.  This notice is set forth in the manner provided in Section 1 of the Act of July 17, 1957, P.L. 984, as amended, and is not intended as notice of unrecorded instruments, if any.

(b) The Loan Documents contain the entire agreement between Mortgagor and Mortgagee relating to or connected with the Loan.  Any other agreements relating to or connected with the Loan not expressly set forth in the Loan Documents are null and void and superseded in their entirety by the provisions of the Loan Documents.

(c) Mortgagor represents and warrants to Mortgagee that, to Mortgagor’s knowledge, there has not been committed by Mortgagor or any other person in occupancy of or involved with the operation or use of the Mortgaged Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of Mortgagor’s obligations under the Note or under any of the other Loan Documents.  Mortgagor hereby covenants and agrees not to commit, intentionally permit or suffer to exist any act, omission or circumstance affording such right of forfeiture.  In furtherance thereof, Mortgagor hereby indemnifies Mortgagee and agrees to defend and hold Mortgagee harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements or the representations and warranties set forth in this paragraph.  Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Mortgagor or all or any part of the Mortgaged Property under any federal or state law for which forfeiture of the Mortgaged Property or any part thereof or of any monies paid in performance of Mortgagor’s obligations under the Loan Documents is a potential result, shall, at the election of Mortgagee, constitute an Event of Default hereunder without notice or opportunity to cure.

(d) Mortgagor acknowledges that, with respect to the Loan, Mortgagor is relying solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Mortgagee or any parent, subsidiary or affiliate of Mortgagee.  Mortgagor acknowledges that Mortgagee engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Mortgagor or its affiliates.  Mortgagor acknowledges that it is represented by competent counsel and has consulted counsel before executing the Loan Documents.

(e) This is an Open-End Mortgage and shall be entitled to all benefits as such under 42 PaC.S. §8143.  As contemplated by 42 Pa.C.S. §8143, the indebtedness secured hereby is to be advanced pursuant to the Loan Documents, the terms and conditions of which are incorporated herein by this reference with the same force and effect as if hereinafter more fully set forth, and this Mortgage. It is understood and agreed that this Mortgage covers present and future advances, in the aggregate amount of the obligations secured hereby, made by Mortgagee to or for the benefit of Mortgagor, plus accrued and unpaid interest, and that the lien of such future advances shall relate back to the date of this Mortgage, or to such later date as required by applicable law.  With respect to any Lien placed on the Mortgaged Property (other than the Lien of this Mortgage), the holder of the Lien, whether or not consented to by Mortgagee, expressly agrees by acceptance of such Lien and without any further act or documentation being required by it, waives and relinquishes any rights which it may have to file or send a notice pursuant to 42 Pa.C.S. §§8143(b) and (d).

(f) If (i) this Mortgage secures a line of credit or other loan facility pursuant to which advances are made from time to time by Mortgagee to Mortgagor, and (ii) Mortgagee receives written notice pursuant to 42 Pa.C.S. §8143(b) from a holder of a lien or encumbrance on the Mortgaged Property which is subordinate to the lien of the Mortgage, then and notwithstanding any provision to the contrary contained in any of the Loan Documents, Mortgagor agrees that Mortgagee shall not be responsible to make any further advances to Mortgagor and Mortgagee is released from all liability for failure to make such advances.

(g) If (i) this Mortgage secures a loan facility the proceeds of which are used to provide funds to pay toward all or part of the cost of completing any erection, construction, alteration or repair of any part of the Mortgaged Property, and (ii) Mortgagee receives written notice pursuant to 42 Pa.C.S. §8143(b)  from a holder of a mechanic’s lien for labor performed or to be performed or materials furnished or to be furnished for the erection, construction, alteration or repair of any part of the Mortgaged Property, then and notwithstanding any provision to the contrary contained in any of the Loan Documents, Mortgagor agrees that Mortgagee shall have the right to suspend (until such time as the lien is fully released) any further advances to Mortgagor {and Mortgagee is released from all liability for failure to make such advances.

(h) If Mortgagor should at any time elect to limit the Debt secured by this Mortgage pursuant to 42 Pa.C.S. §8143(c), Mortgagor agrees that notice of such election shall (i) not be effective unless and until it is served upon Mortgagee in accordance with the requirements of 42 Pa.C.S. §8143(d)  and fully complies with the requirements for the giving of notices under any of the Loan Documents; (ii) release Mortgagee from all obligations to make any further advances under the Loan Documents or this Mortgage notwithstanding anything to the contrary contained therein; (iii) constitute, at the election of Mortgagee, an Event of Default under the Loan Documents; and (iv) not be effective to limit Mortgagor’s liability for payment and performance of all obligations for which Mortgagor is responsible under this Mortgage or the other Loan Documents (including all reimbursement and indemnification agreements), whether such obligations arise prior or subsequent to the date of such notice.

(i) As contemplated by 42 Pa.C.S. §8144, this Mortgage secures, and the obligations secured include, the unpaid balances of any advances made with respect to the Mortgaged Property for the payment of taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage and expenses incurred by Mortgagee by reason of default by Mortgagor under this Mortgage.

(j) This Mortgage and the obligations arising hereunder shall be governed by and construed in accordance with the laws of the State of Connecticut and any applicable laws of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of the liens and the security interests created pursuant to this Mortgage shall be governed by the laws of the Commonwealth of Pennsylvania.

43. Future Advances.  This Mortgage secures “Future Advances,” as hereinafter defined.  Any portion of the Debt which is incurred after the execution of this Mortgage pursuant to any instrument referring to this Mortgage, or which is evidenced by any instrument stating that said indebtedness is secured by this Mortgage, shall be defined as a “Future Advance,” including, without limitation, indebtedness incurred or advanced by Mortgagee to Mortgagor or pursuant to the Loan Documents.  It is agreed that the Loan Documents are intended to secure all of the debts and obligations referred to in the Loan Documents, some of which will be obligatory future advances, and all advances under the Loan Documents will be for commercial purposes.  This Paragraph shall serve as notice to any subsequent holder of a lien, encumbrance, security title or other claim in and to the Mortgaged Property that Mortgagee claims the priority of the lien of this Mortgage for all such Future Advances, as well as for all other obligations secured hereby.  This Paragraph shall also be notice that Mortgagee reserves the right, upon agreement thereto with Mortgagor, to modify, extend, consolidate, and renew the Debt, or any portions thereof, and the rate of interest charged thereon, without affecting the priority of the lien created by this Mortgage.

44.	Swap Transaction

This Mortgage secures the Mortgagor’s obligations in any Swap Transaction between Mortgagee and Mortgagor pursuant to applicable Swap Documents entered into in connection with the Note or any future notes secured hereby, including without limitation Mortgagor’s obligation to pay any applicable Swap Breakage Fee.  Mortgagor hereby acknowledges and agrees that: (1) the Mortgagor’s obligations under the Swap Documents are and shall be expressly included within the obligations hereunder; (2) the Swap Documents shall be cross-collateralized and cross-defaulted, pari passu, with this Mortgage and the other Loan Documents; (3) Mortgagor shall pay any Swap Breakage Fee in the event the swap must be terminated prior to maturity thereof for any reason, including without limitation acceleration of any Term Loan pursuant to the terms of the Loan Documents; and (4) the Swap Breakage Fee will be calculated based on relevant market conditions and swap value as Mortgagee may determine in its discretion at the time of such termination and, as such, the amount of the Swap Breakage Fee may be substantial.

45.	Cross Default/Cross Collateralization.

The Mortgage is hereby cross-defaulted and cross collateralized with the mortgage by Riverbend Hanover Properties II LLC in favor of Mortgagee on Adjacent Premises dated as of the date herewith.

46. Partial Release.  In the event that Mortgagor wishes to sell the Mortgaged Property, and if the Adjacent Premises is not be sold simultaneously, and provided that neither Mortgagor nor the owner of the Adjacent Premises is in default in the performance of any of their respective obligations under this Mortgage or any other loan documents relating to this Mortgage or the mortgage on the Adjacent Premises, and (i) the leases of the Adjacent Premises have a remaining term of at least two (2) years, or (ii) if any leases have a remaining term of less than two (2) years, Griffin Industrial, LLC shall enter into a lease of such space for the remainder of such two (2) year period (the term of which  shall commence upon expiration of such existing lease(s), unless they shall thereafter be extended or renewed), Mortgagee agrees to provide a release of mortgage as to the Mortgaged Property and to release all other security interests related to the Mortgaged Property for a principal payment in an amount equal to the greater of: (1) (a) 48.64% of the outstanding principal balance of the Loan, if third party tenants have remaining term of at least two (2) years, or (b) 53.51% of the outstanding principal balance of the Loan, if a lease from Griffin Industrial, LLC has been required; or (2) an amount sufficient that the Adjacent Premises is in compliance with the financial covenants set forth in Section 10 of the Mortgage with respect to the Adjacent Premises, together with payment of any prepayment and/or swap breakage fee which may be due as a result of such prepayment.  If required by Mortgagee, an updated appraisal to confirm compliance with the loan to value covenant may be required.

Upon release of the Mortgaged Property, Mortgagor shall be automatically released from all obligations under the Note and every other document or instrument relating to the Loan except for any obligations which expressly survive the payment of the Loan; and Griffin Industrial, LLC shall be released from all obligations under its Non-Recourse Guaranty of the Loan as they pertain to the Mortgaged Property, except for any obligations which expressly survive the payment of the Loan.  The liability of Mortgagor shall remain in full force and effect as to the remaining balance due and all obligations as they pertain to the Adjacent Premises.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, Mortgagor has executed this instrument the day and year first above written.

MORTGAGOR:

RIVERBEND HANOVER PROPERTIES I LLC,
a Pennsylvania limited liability company

By:	/s/ Anthony Galici
Name:	Anthony Galici
Title:	Vice President

STATE OF CONNECTICUT )

) ss.:  Bloomfield

COUNTY OF HARTFORD    )

On the 14th day of November in the year 2016 before me, the undersigned, personally appeared Anthony Galici, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Vice President of Riverbend Hanover Properties I LLC, and that by his signature on the instrument, he executed the instrument for the purposes therein contained as his free act and deed and the free act and deed of said limited liability company.

Sign Name: /s/ Nichole Parlapiano
Print Name: Nichole Parlapiano
Notary / Commissioner of the Superior Court

Signature Page to Bethlehem, PA Open-End Mortgage, Assignment of Leases

and Rents and Security Agreement

The undersigned certifies that the address of the Mortgagee is CityPlace II, 185 Asylum Street, Hartford, CT 06103.

WEBSTER BANK, NATIONAL ASSOCIATION

By: /s/ Sean Mulready

On behalf of Mortgagee

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Lot 10-1 Hanover Corporate Center II

Lands Now or Formerly of Riverbend Hanover Properties, LLC

ALL THAT CERTAIN tract or parcel of land known as 5210 Jaindl Boulevard, having been assigned Northampton County tax assessment parcel ID L6-16-4M, situate along the northerly side of Jaindl Boulevard at the intersection of Sterners Way in the Township of Hanover, County of Northampton, Commonwealth of Pennsylvania and identified as Lot 10-1 on a plan of record titled “Preliminary/Record Subdivision Plan, Griffin Land and Nurseries, Inc., Flex Warehousing Facility, Lot 10 – Hanover Corporate Center II” prepared by Keystone Consulting Engineers Inc., dated February 5, 2014, and last revised October 1, 2014, recorded in the Northampton County Recorder of Deeds Office as Plan Book Volume: 2014-5, Page: 411, bounded and described as follows to wit:

BEGINNING at an iron pin found in the northerly right-of-way line of Jaindl Boulevard (60 feet wide), said point being aligned with the extended centerline of Sterners Way and being the southeasterly property boundary corner of lands now or formerly of Fred J. Jaindl;

Thence along said lands of Jaindl, North 07 degrees 25 minutes 05 seconds West, 579.50 feet to an iron pin with cap to be set, said point being the southwesterly property boundary corner of lands now or formerly of Riverbend Hanover Properties, LLC, and identified as Lot 10-2 on aforementioned Subdivision Plan;

Thence along said Lot 10-2 the following three (3) courses and distances:

1.	North 82 degrees 34 minutes 55 seconds East, 1,231.27 feet to an iron pin with cap to be set;
2.	North 07 degrees 25 minutes 05 seconds West, 46.00 feet to an iron pin with cap to be set;
3.	North 82 degrees 34 minutes 55 seconds East, 306.16 feet to an iron pin with cap to be set in the westerly property boundary line of lands now or formerly of Amerisource Bergen Drug Corporation;

Thence along said lands of Amerisource Bergen Drug Corporation the following three (3) courses and distances:

1.	South 07 degrees 54 minutes 01 seconds East, 369.96 feet to an iron pin found;
2.	South 29 degrees 04 minutes 40 seconds West, 281.92 feet to an iron pin found;
3.	South 19 degrees 07 minutes 56 seconds West, 100.00 feet to an iron pin found in said northerly right-of-way line of Jaindl Boulevard;

Thence along said northerly right-of-way line of Jaindl Boulevard along a curve to the left having a radius of 830.00 feet, a chord bearing of North 84 degrees 08 minutes 35 seconds West, a chord distance of 381.18 feet, and an arc length of 384.61 feet to an iron pin found;

Thence continuing along said northerly right-of-way line of Jaindl Boulevard, South 82 degrees 34 minutes 55 seconds West, 957.40 feet to the point and place of beginning.

CONTAINING 20.653 acres (899,623 square feet) of land more or less.

SUBJECT to any notes, easements, or covenants on aforementioned Subdivision Plan, and any other pertinent facts a title search might disclose.

A-2